Exhibit 99.1

Press Release

Release date: May 11, 2020

Uniti Group Inc. Reports First Quarter 2020 Results

U.S. Bankruptcy Court Approves Settlement Agreement with Windstream

Announces Modified U.S. Tower Transaction with Melody Investment Advisors

•	Revenues of $266.2 Million for the First Quarter
•	Net Loss of $0.41 Per Diluted Common Share for the First Quarter
•	AFFO Per Diluted Common Share of $0.45 for the First Quarter
•	Updates 2020 Financial Outlook

LITTLE ROCK, Ark., May 11, 2020 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the first quarter 2020.

“We are pleased that the U.S. Bankruptcy Court for the Southern District of New York approved our previously announced settlement agreement with Windstream.  This agreement adds significant strategic value for Uniti as it further expands and enhances the value of our national network, strengthens Windstream’s competitive position, and provides Uniti a clear path forward,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “We are also announcing today new terms for our previously announced sale of certain U.S. towers.  Following the “go-shop” period, Uniti will now sell 90% of its U.S. tower business to the same wireless infrastructure operator and investor, Melody Investment Advisors LP (“Melody”), while retaining a 10% investment interest through an affiliate of Melody.  This transaction will realize significant value for Uniti while allowing us to own a meaningful interest in a scale wireless tower owner and operator. As part of the transaction, Melody and Uniti will enter into a strategic relationship to collaborate on integrated solutions for wireless carriers requiring towers, fiber and small cells infrastructure.

We continue to closely monitor the effects on our operations from COVID-19.  Currently, we have not seen any meaningful impact on our business, and our fiber network continues to perform well.  We are also addressing any concerns from our customers who may have been impacted by this pandemic and continue to ensure that our field crews perform their work safely and responsibly.”

QUARTERLY RESULTS

Consolidated revenues for the first quarter of 2020 were $266.2 million.  Net loss and Adjusted EBITDA were $80.3 million and $201.7 million, respectively, for the same period.  Net loss attributable to common shares was $79.1 million for the period and included a $73.0 million write-off of unamortized debt discount and issuance costs as a result of the full repayment of our term loans, and $16.0 million of transaction related and other costs.  Adjusted Funds From Operations (“AFFO”) attributable to common shareholders was $96.6 million, or $0.45 per diluted common share.

Uniti Fiber contributed $77.4 million of revenues and $27.5 million of Adjusted EBITDA for the first quarter of 2020, achieving Adjusted EBITDA margins of approximately 35.6%.  Uniti Fiber’s net success-based capital expenditures during the quarter were $49.0 million, and maintenance capital expenditures were $1.1 million.

Uniti Towers contributed $3.7 million of revenues and reported near break-even Adjusted EBITDA for the quarter.  Uniti Towers’ total capital expenditures for the first quarter were $15.6 million and included the completed construction of 32 towers and the decommission of one tower.

Uniti Leasing had revenues of $184.4 million and Adjusted EBITDA of $181.9 million for the first quarter.  During the quarter, Uniti Leasing deployed $4.6 million towards growth capital investment initiatives.

COURT APPROVAL OF SETTLEMENT WITH WINDSTREAM

On May 8, 2020, our previously agreed settlement (the “Settlement”) with Windstream Holdings, Inc. and its subsidiaries (collectively, “Windstream”) was approved by the Honorable Robert D. Drain of the U.S. Bankruptcy Court for the Southern District of New York. The Settlement resolves any and all claims and causes of action that were or may have been asserted against Uniti by Windstream, including those claims and causes of action currently asserted by Windstream and certain of its creditors in Windstream’s bankruptcy cases.

The effectiveness of the Settlement is subject to finalization and execution of definitive documentation, certain regulatory approvals, and other conditions precedent, including receipt of certain legal opinions as to federal tax compliance. Following satisfaction of all such conditions precedent, consummation of the Settlement will occur on the earlier of Windstream’s emergence from bankruptcy and February 28, 2021.  All litigation between Windstream and Uniti is stayed while the parties implement the Settlement, during which time Windstream will be obligated to pay rent in full.

INVESTMENT TRANSACTIONS

We recently entered into a revised agreement that modifies the structure of our previously announced sale of our U.S. towers.  Under this agreement, Uniti will sell 90% of its U.S. tower business to Melody for total cash consideration of approximately $220 million, compared to the $190 million previously disclosed, subject to adjustments.  In addition, Uniti will retain a 10% investment interest in the tower business through an affiliate of Melody.  As part of the agreement, Uniti will receive an incremental earnout for each additional pipeline tower completed in 2020.

The transaction is subject to various closing conditions, including execution of definitive documentation, and is expected to close by the end of second quarter 2020.  Goldman Sachs & Co. LLC served as exclusive financial advisor to Uniti in connection with this transaction.

LIQUIDITY AND FINANCING TRANSACTIONS

At quarter-end, the Company had approximately $149 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter end was 6.4x based on Net Debt to Annualized Adjusted EBITDA.

Today, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on July 10, 2020 to stockholders of record on June 26, 2020.

UPDATED FULL YEAR 2020 OUTLOOK

The Company is updating its 2020 outlook for (i) the impact from the timing and revised structure of the sale of our U.S. towers business, with an anticipated closing date of June 30, 2020, (ii) transaction related costs and other items reported in the first quarter of this year, and (iii) other business unit level revisions.  Our 2020 outlook assumes the Windstream lease continues in full force and effect and that Windstream continues to make all lease payments on time, and that we will distribute all of our REIT taxable income such that we will not be subject to corporate level income taxes.  Our current outlook excludes any impact from the court-approved settlement with Windstream relating to its reorganization process as the effective date and accounting treatment are uncertain at this time, future acquisitions, capital market transactions, and future transaction related and other costs not mentioned herein.  Actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2020 is as follows (in millions):

	Full Year 2020
Revenue	$1,050	to	$1,058
Net income attributable to common shareholders (1)	-	to	8
Adjusted EBITDA (2)	805	to	814
Interest expense, net (3)	493	to	493

Attributable to common shareholders:
FFO (2)	199	to	207
AFFO (2)	383	to	391

Weighted-average common shares outstanding – diluted	222	to	222
________________________

(1)Includes $38 million of gain on sale of U.S Towers business.

(2)See “Non-GAAP Financial Measures” below.

(3)Includes capitalized interest and amortization of deferred financing costs and debt discounts.  Amortization of deferred financing costs include approximately $75 million related to our term loan facility, of which $73 million was incurred at the time the term loan facility was fully repaid on February 10, 2020.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 9469138.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the call will be available on the Company’s website or by telephone beginning today at approximately 8:00 PM Eastern Time. To access the telephone replay, which will be available for 14 days, please dial (855) 859-2056 and enter the conference ID number 9469138.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of March 31, 2020, Uniti owns 6.3 million fiber strand miles, approximately 700 wireless towers, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2020 financial outlook, our business strategies, growth prospects, industry trends, sales opportunities, and operating and financial performance.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, whether our settlement with Windstream will be effectuated and Windstream will successfully emerge from bankruptcy (which is dependent on a number of factors, certain of which are outside our control, including (i) satisfaction of the settlement conditions, including the finalization of definitive documentation, regulatory approval and our ability to receive “true lease” opinions and (ii) Windstream’s ability to obtain court and required creditor approval for its plan of reorganization; Windstream’s emergence from bankruptcy is a condition precedent to allowing us to distribute all of our taxable income under our debt documents); whether the sale of our U.S. towers business will occur as contemplated and on the terms described; the future prospects of Windstream, our largest customer; our ability to continue as a going concern if our settlement with Windstream Holdings is not effectuated and Windstream Holdings were to successfully reject the master lease, recharacterize the master lease or be unable or unwilling to perform its obligations under the master lease, including its obligations to make monthly rent payments; the ability to distribute all of our REIT taxable income such that we will not be subject to corporate level income taxes; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets (including to fund required payments pursuant to our settlement); the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; our expectations regarding the effect of the COVID-19 pandemic on our results of operations and financial condition; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	March 31, 2020	December 31, 2019
Assets:
Property, plant and equipment, net	$3,254,600	$3,409,945
Cash and cash equivalents	109,329	142,813
Accounts receivable, net	74,763	77,623
Goodwill	690,672	690,672
Intangible assets, net	523,718	531,979
Straight-line revenue receivable	3,511	2,408
Other assets, net	145,636	161,560
Assets held for sale	211,851	-
Total Assets	$5,014,080	$5,017,000

Liabilities and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$171,149	$227,121
Accrued interest payable	97,816	28,800
Deferred revenue	1,102,118	1,070,671
Derivative liability, net	30,446	23,679
Dividends payable	29,648	43,282
Deferred income taxes	19,512	24,431
Finance lease obligations	51,487	52,994
Contingent consideration	5,916	11,507
Notes and other debt, net	5,060,696	5,017,679
Liabilities held for sale	40,743	-
Total Liabilities	6,609,531	6,500,164

Commitments and contingencies

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 192,281 shares at March 31, 2020 and 192,142 shares at December 31, 2019	19	19
Additional paid-in capital	954,223	951,295
Accumulated other comprehensive (loss) income	(28,717)	(23,442)
Distributions in excess of accumulated earnings	(2,602,777)	(2,494,740)
Total Uniti shareholders’ deficit	(1,677,252)	(1,566,868)
Noncontrolling interests – operating partnership units and non-voting convertible preferred stock	81,801	83,704
Total shareholders’ deficit	(1,595,451)	(1,483,164)
Total Liabilities and Shareholders’ Deficit	$5,014,080	$5,017,000

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Threee Months Ended March 31,
	2020	2019
Revenues:
Leasing	$184,352	$176,083
Fiber Infrastructure	77,407	76,833
Towers	3,720	5,080
Consumer CLEC	683	3,035
Total revenues	266,162	261,031

Costs and expenses:
Interest expense, net	178,393	84,458
Depreciation and amortization	86,121	103,827
General and administrative expense	27,133	24,226
Operating expense (exclusive of depreciation and amortization)	40,310	38,418
Transaction related and other costs	15,972	6,669
Other expense (income)	3,075	(3,113)
Total costs and expenses	351,004	254,485

(Loss) Income before income taxes	(84,842)	6,546
Income tax (benefit) expense	(4,576)	4,054
Net (loss) income	(80,266)	2,492
Net (loss) income attributable to noncontrolling interests	(1,413)	50
Net (loss) income attributable to shareholders	(78,853)	2,442
Participating securities’ share in earnings	(200)	(28)
Dividends declared on convertible preferred stock	(3)	(656)
Amortization of discount on convertible preferred stock	-	(745)
Net (loss) income attributable to common shareholders	$(79,056)	$1,013

Net (loss) income attributable to common shareholders – Basic	$(79,056)	$1,013
Impact of if-converted dilutive securities	-	-
Net (loss) income attributable to common shareholders – Diluted	$(79,056)	$1,013
Weighted average number of common shares outstanding:
Basic	192,236	182,219
Diluted	192,236	182,222

(Loss) earnings per common share:
Basic	$(0.41)	$0.01
Diluted	$(0.41)	$0.01

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2020	2019
Cash flow from operating activities:
Net (loss) income	$(80,266)	$2,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86,121	103,827
Amortization of deferred financing costs and debt discount	9,708	6,873
Write off of deferred financing costs and debt discount	73,952	-
Interest rate swap termination	1,666	-
Deferred income taxes	(4,919)	(2,063)
Loss on derivative instruments	(269)	-
Straight-line revenues	109	(723)
Stock based compensation	2,995	1,888
Change in fair value of contingent consideration	1,495	(3,256)
Loss on asset disposals	1,923	-
Other	(97)	637
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	3,246	25,603
Other assets	(8,083)	(974)
Accounts payable, accrued expenses and other liabilities	44,691	54,598
Net cash provided by operating activities	132,272	188,902

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	-	(4,210)
Capital expenditures – other	(75,093)	(79,458)
Net cash used in investing activities	(75,093)	(83,668)

Cash flows from financing activities:
Repayment of senior secured term loan B	(2,044,728)	-
Principal payment on debt	-	(5,270)
Dividends paid	(42,519)	(110,348)
Payments of contingent consideration	(7,086)	(8,170)
Distributions paid to noncontrolling interest	(762)	(2,479)
Borrowings under revolving credit facility	-	139,000
Payments under revolving credit facility	(196,700)	(30,000)
Capital lease payments	(1,026)	(1,006)
Payments for financing costs	(47,775)	(36,191)
Common stock issuance, net of costs	-	21,641
Proceeds from issuance of notes	2,250,000	-
Employee stock purchase program	306	446
Net share settlement	(373)	(1,579)
Net cash used in financing activities	(90,663)	(33,956)
Effect of exchange rate changes on cash and cash equivalents	-	154
Cash and cash equivalents, held for sale	-	(4,774)
Net (decrease) increase in cash and cash equivalents	(33,484)	66,658
Cash and cash equivalents at beginning of period	142,813	38,026
Cash and cash equivalents at end of period	$109,329	$104,684

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Net (loss) income attributable to common shareholders	$(79,056)	$1,013
Real estate depreciation and amortization	63,952	83,726
Participating securities’ share in earnings	200	28
Participating securities’ share in FFO	(200)	(28)
Adjustments for noncontrolling interests	(1,132)	(1,853)
FFO attributable to common shareholders	(16,236)	82,886
Transaction related and other costs	15,972	6,669
Change in fair value of contingent consideration	1,495	(3,256)
Amortization of deferred financing costs and debt discount	9,708	6,873
Write off of deferred financing costs and debt discount	73,952	-
Stock based compensation	2,995	1,888
Non-real estate depreciation and amortization	22,169	20,101
Straight-line revenues	109	(723)
Maintenance capital expenditures	(1,108)	(2,803)
Amortization of discount on convertible preferred stock	-	745
Cash taxes on tax basis cancellation of debt	-	4,590
Other, net	(10,454)	(9,682)
Adjustments for noncontrolling interests	(2,022)	(516)
Adjusted FFO attributable to common shareholders	$96,580	$106,772

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders – Basic	$(16,236)	$82,886
Impact of if-converted dilutive securities	-	-
FFO Attributable to common shareholders – Diluted	$(16,236)	$82,886

AFFO Attributable to common shareholders – Basic	$96,580	$106,772
Impact of if-converted dilutive securities	3,450	-
AFFO Attributable to common shareholders – Diluted	$100,030	$106,772

Weighted average common shares used to calculate basic earnings (loss) per common share	192,236	182,219
Impact of dilutive non-participating securities	-	3
Impact of if-converted dilutive securities	28,868	-
Weighted average common shares used to calculate diluted FFO and AFFO per common share	221,104	182,222

Per diluted common share:
EPS	$(0.41)	$0.01
FFO	$(0.08)	$0.45
AFFO	$0.45	$0.59

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended March 31,
	2020	2019
Net (loss) income	$(80,266)	$2,492
Depreciation and amortization	86,121	103,827
Interest expense, net	178,393	84,458
Income tax (benefit) expense	(4,576)	4,054
EBITDA	179,672	194,831
Stock based compensation	2,995	1,888
Transaction related and other costs	15,972	6,669
Other (income) expense	3,075	(3,113)
Adjusted EBITDA	$201,714	$200,275

Adjusted EBITDA:
Leasing	$181,879	$174,751
Fiber Infrastructure	27,541	30,000
Towers	(8)	325
Consumer CLEC	17	646
Corporate	(7,715)	(5,447)
	$201,714	$200,275

Annualized Adjusted EBITDA (1)	$808,856

As of March 31, 2020:
Total Debt (2)	$5,284,806
Cash and cash equivalents	(109,329)
Net Debt	$5,175,477

Net Debt/Annualized Adjusted EBITDA	6.4x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $51.5 million of finance leases but excludes $172.6 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2020
Net income attributable to common shareholders – Basic	$ - to $ 8
Noncontrolling interest share in earnings	1
Participating securities’ share in earnings	1
Net income (2)	2 to 10
Interest expense, net (3)	493
Depreciation and amortization	330
Income tax benefit	(12)
EBITDA (2)	813 to 822
Stock based compensation	13
Gain on sale of real estate (4)	(38)
Transaction related and other costs (5)	16
Adjusted EBITDA (2)	$ 805 to $ 814

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.
(3)

Includes approximately $75 million of amortization of deferred financing costs related to our term loan facility, of which $73 million was incurred at the time the term loan facility was fully repaid on February 10, 2020.

(4)	Represents estimated pre-tax gain on the sale of U.S. Tower business.
(5)	Future transaction related and other costs are not included in our current outlook.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2020
Net income attributable to common shareholders – Basic	$ 0.00 to $ 0.04
Real estate depreciation and amortization	1.25
Gain on sale of real estate, net of tax (2)	(0.20)
Participating securities share in earnings	-
Participating securities share in FFO	-
Adjustments for noncontrolling interests	(0.02)
FFO attributable to common shareholders – Basic (3)	$ 1.04 to $ 1.08
Impact of if-converted securities	(0.04)
Net income attributable to common shareholders – Diluted (3)	$ 1.00 to $ 1.03

FFO attributable to common shareholders – Basic (3)	$ 1.04 to $ 1.08
Transaction related and other costs (4)	0.08
Change in fair value of contingent consideration	0.01
Amortization of deferred financing costs and debt discount (5) (6)	0.58
Stock based compensation	0.07
Non-real estate depreciation and amortization	0.46
Straight-line revenues	0.02
Maintenance capital expenditures	(0.03)
Other, net	(0.21)
Adjustments for noncontrolling interests	(0.02)
AFFO attributable to common shareholders – Basic (3)	$ 1.99 to $ 2.03
Impact of if-converted securities	(0.20)
AFFO attributable to common shareholders – Diluted (3)	$ 1.79 to $ 1.83

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Represents estimated after-tax gain on the sale of U.S. Tower assets.
(3)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(4)	Future transaction related and other costs are not included in our current outlook.
(5)

Includes approximately $75 million of amortization of deferred financing costs related to our term loan facility, of which $73 million was incurred at the time the term loan facility was fully repaid on February 10, 2020.

(6)	Includes the deferred recognition of swap termination fees related to our February 2020 paydown of our variable rate Term Loan B commitments, which had been swapped to fixed rate.

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2020
Interest expense on debt obligations	$ 379
Capitalized interest	(5)
Amortization of deferred financing cost and debt discounts(2)	109
Swap termination(3)	10
Interest expense, net (4)	$ 493

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Includes approximately $75 million related to our term loan facility, of which $73 million was incurred at the time the term loan facility was fully repaid on February 10, 2020.
(3)	Represents recognition of deferred of swap termination expense.
(4)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our new enterprise resource planning system, collectively “Transaction Related and Other Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) transaction related and other costs; (ii) Windstream bankruptcy and litigation related expenses; (iii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (iv) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, including costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Finance and Investor Relations

bill.ditullio@uniti.com